EXHIBIT 10.46





                                AGENCY AGREEMENT


                          Dated as of February 5, 1998



                                    between

                         GUILFORD PHARMACEUTICALS INC.,
                           as the Construction Agent


                                      and


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                      not individually, but solely as the
           Owner Trustee under the Guilford Real Estate Trust 1998-1
                                 as the Lessor

                               TABLE OF CONTENTS

                                                                                                            Page
ARTICLE I  DEFINITIONS; RULES OF USAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.1 Definitions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         -----------
     1.2 Interpretation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         --------------

ARTICLE II  APPOINTMENT OF THE CONSTRUCTION AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.1 Appointment.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         -----------
     2.2 Acceptance and Undertaking.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         --------------------------
     2.3 Term.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         ----
     2.4 Scope of Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         ------------------
     2.5 Delegation of Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         --------------------
     2.6 Covenants of the Construction Agent.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         -----------------------------------
     2.7A. Supplemental Covenants of the Construction Agent.  . . . . . . . . . . . . . . . . . . . . . . .  6
           ------------------------------------------------

ARTICLE III  THE PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     3.1 Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         ------------
     3.2 Amendments; Modifications.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         -------------------------
     3.3 Limited Obligation Event.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         ------------------------
     3.4 Failure to Complete Construction Period Properties and Purchase
         ---------------------------------------------------------------
         Obligation - Environmental Violations and Abandonment.. . . . . . . . . . . . . . . . . . . . . .  10
         -----------------------------------------------------

ARTICLE IV  PAYMENT OF FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     4.1 Right to Receive Construction Cost.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         ----------------------------------

ARTICLE V  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.1 Events of Default.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         -----------------
     5.2 Damages.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         -------
     5.3 Remedies; Remedies Cumulative.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         -----------------------------
     5.4 Limitation on Recourse.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         ----------------------

ARTICLE VI  THE LESSOR'S RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     6.1 Exercise of the Lessor's Rights.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         -------------------------------
     6.2 The Lessor's Right to Cure the Construction Agent's Defaults.  . . . . . . . . . . . . . . . . . . 15
         ------------------------------------------------------------

ARTICLE VII  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     7.1 Notices.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         -------
     7.2 Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         ----------------------
     7.3 GOVERNING LAW.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         -------------
     7.4 SUBMISSION TO JURISDICTION; VENUE; WAIVERS; ARBITRATION  . . . . . . . . . . . . . . . . . . . . . 16
         -------------------------------------------------------
     7.5 Amendments and Waivers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         ----------------------
     7.6 Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         ------------
     7.7 Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         ------------
     7.8 Headings and Table of Contents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         ------------------------------

     7.9 WAIVER OF JURY TRIAL.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         --------------------

                                AGENCY AGREEMENT


         THIS AGENCY AGREEMENT, dated as of February 5, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Agreement"), between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association ("FSB"), not individually, but solely as Owner Trustee under the Guilford Real Estate Trust 1998-1 (the "Lessor") and GUILFORD PHARMACEUTICALS INC., a Delaware corporation (the "Construction Agent").


                             PRELIMINARY STATEMENT

         A. The Lessor and the Construction Agent are parties to that certain Lease Agreement dated as of even date herewith (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Lease"), pursuant to which the Construction Agent, as lessee (in such capacity, the "Lessee") has agreed to lease certain Land, Improvements and Equipment and/or to sublease a ground leasehold in certain Properties subject to one (1) or more Ground Leases from the Lessor.

         B. In connection with the execution and delivery of the Participation Agreement, the Lease and the other Operative Agreements, and subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent in connection with the identification and acquisition or ground lease of the Properties (provided, title to the Properties shall be held in the name of the Lessor, except that the interest of the Lessor in certain of the Properties shall be a ground leasehold interest pursuant to one (1) or more Ground Leases, if requested by the Construction Agent) and the development, acquisition, installation, construction and testing of the Improvements and the Equipment in accordance with the Plans and Specifications and (ii) the Construction Agent desires, for the benefit of the Lessor, to identify and acquire or ground lease the Properties and to cause the development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Properties in accordance with the Plans and Specifications and to undertake such other liabilities and obligations as are herein set forth.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                          DEFINITIONS; RULES OF USAGE

         1.1     DEFINITIONS.

                 For purposes of this Agreement, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in Appendix A to that certain Participation Agreement dated as of February 5, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the "Participation Agreement") among the Construction Agent, the Lessor, the various banks and lending institutions parties thereto from time to time, as Holders, the various banks and lending institutions parties thereto from time to time, as Lenders, and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests. Unless otherwise indicated, references in this Agreement to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Agreement.

         1.2     INTERPRETATION.

                 The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Agreement.

                                   ARTICLE II

                     APPOINTMENT OF THE CONSTRUCTION AGENT

         2.1     APPOINTMENT.

         Subject to the terms and conditions hereof, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent, and the Construction Agent accepts such appointment, in connection with the identification and acquisition from time to time of the Properties (provided, title to the Properties shall be held in the name of the Lessor, except that the interest of the Lessor in certain Properties shall be a ground leasehold interest pursuant to one (1) or more Ground Leases if requested by the Construction Agent) and the development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Properties in accordance with the Plans and Specifications on the Land, and pursuant to the terms of the Operative Agreements. Notwithstanding any provisions hereof or in any other Operative Agreement to the contrary, the Construction Agent acknowledges and agrees that the Lessor shall advance no more than the sum of the aggregate Commitment of the Lenders plus the aggregate amount of the Holder Commitments of the Holders in regard to the Properties (including without limitation for any and all Advances in the aggregate from the Lenders under the Credit Agreement and from the Holders under the Trust Agreement).

         2.2     ACCEPTANCE AND UNDERTAKING.


         The Construction Agent hereby unconditionally accepts the agency appointment and undertakes, for the benefit of the Lessor, to identify and acquire certain Properties (provided, title to the Properties shall be held in the name of the Lessor, except that the interest of the Lessor in certain Properties shall be a ground leasehold interest pursuant to one (1) or more Ground Leases if requested by the Construction Agent) and the development, acquisition, installation, design, construction and testing of the Improvements, the Equipment and the other components of the Properties in accordance with the Plans and Specifications and the Operative Agreements.

         2.3     TERM.

         This Agreement shall commence on the date hereof and shall terminate on the Construction Period Termination Date.

         2.4     SCOPE OF AUTHORITY.

                 (a) The Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees for the benefit of the Lessor, subject to Section 2.4(b), to take all action necessary or desirable for the performance and satisfaction of any and all of the Lessor's obligations under any construction agreement and to fulfill all of the obligations of the Construction Agent including without limitation:

                          (i) the identification and assistance with the acquisition of Properties in accordance with the terms and conditions of the Participation Agreement;

                          (ii) all design and supervisory functions relating to the development, acquisition, installation, construction and testing of the related Improvements, Equipment and other components of the applicable Property and performing all engineering work related thereto;

                          (iii) (A) negotiating, entering into, performing and enforcing all contracts and arrangements to acquire or ground lease the Properties and to procure the equipment necessary to construct the Properties and (B) negotiating, executing, performing and enforcing all contracts and arrangements to develop, acquire, install, construct and test the Improvements, the Equipment and the other components of the Properties on such terms and conditions as are customary and reasonable in light of local and national standards and practices and the businesses in which the Lessee is engaged;

                          (iv) obtaining all necessary permits, licenses, consents, approvals, entitlements and other authorizations, including without limitation all of the foregoing required for the Properties and the use and occupancy thereof and those required under applicable Law (including without limitation Environmental Laws), from all Governmental Authorities in connection with the development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Properties in accordance with the Plans and Specifications;

                          (v) maintaining all books and records with respect to the Properties and the construction, operation and management thereof; and

                          (vi) performing any other acts necessary in connection with the identification and acquisition or ground leasing of the Properties and the development, acquisition, installation, construction and testing of the related Improvements, Equipment and all other additional components of the Properties in accordance with the Plans and Specifications.

                 (b) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract or consent to any contract in the name of the Lessor without the Lessor's prior written consent, such consent to be given or withheld in the exercise of the Lessor's reasonable discretion; provided, however, that (i) no such contract will increase the obligations of the Lessor beyond the obligations of the Lessor as are expressly set forth in the Operative Agreements and (ii) each such contract shall be expressly non-recourse to the Lessor on terms and conditions that are reasonably acceptable to the Lessor.

                 (c) Subject to the terms and conditions of this Agreement and the other Operative Agreements, the Construction Agent shall have sole management and control over the installation, construction and testing means, methods, sequences and procedures with respect to the Properties.

         2.5     DELEGATION OF DUTIES

         The Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact; provided, however, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement.

         2.6     COVENANTS OF THE CONSTRUCTION AGENT.

         The Construction Agent hereby covenants and agrees that it will:

                 (a) following the Construction Commencement Date for each Property, cause the development, acquisition, installation, design, construction and testing of such Property to be prosecuted in a good and workmanlike manner, and respecting each Property in accordance with the applicable Plans and Specifications, the Construction Budget, the applicable contracts relating to the Improvements, the Equipment, other components of such Property and procurement of construction materials, the applicable construction contracts, the applicable construction schedule, prevalent industry practices and otherwise in accordance with Section 3.1 hereof;

                 (b) commence construction and cause the initial Construction Advance to be made with respect to the Improvements on dates that are each within six (6) months after the Initial Closing Date;

                 (c) cause the Completion Date for any Improvements to occur on or before the earlier of (i) the date that is twenty-four
         (24) months after the initial Construction Advance made in connection with such Improvements or (ii) the Construction Period Termination Date, in each case free and clear (by removal or bonding) of Liens or claims for materials supplied or labor or services performed in connection with the development, acquisition, installation, construction or testing thereof;

                 (d) cause the Improvements to be substantially completed within eighteen (18) months after the initial Construction Advance is made in connection with such Improvements;

                 (e) at all times subsequent to the initial Advance respecting a Property (i) cause good and marketable title to the applicable Property to vest in the Owner Trustee (except that the interest of the Lessor in certain Properties shall be a ground leasehold interest pursuant to one (1) or more Ground Leases if requested by the Construction Agent), (ii) cause a valid, perfected, first priority Lien on the applicable Property to be in place in favor of the Agent (for the benefit of the Lenders and the Holders), (iii) file all necessary documents under the applicable real property law and Article 9 of the Uniform Commercial Code to perfect such title and Liens and (iv) not permit Liens (other than Permitted Liens and Lessor Liens) to be filed or maintained respecting the applicable Property;

                 (f) no less than five (5) Business Days prior to the scheduled date for the initial Construction Advance to be made in connection with any Property, the Construction Agent shall deliver to the Agent (for the benefit of the Lessor) true, complete and correct copies of the Construction Budget therefor. Thereafter, the Construction Agent, on a monthly basis, shall deliver to the Lessor true, correct and complete copies of any material modifications of the Construction Budget and progress reports regarding the development, acquisition, installation, construction and testing of the Properties;

                 (g) procure insurance for the Properties during the Construction Period in accordance with the provisions of Article XIV of the Lease;

                 (h) on or before the Construction Period Termination Date, cause the Rent Commencement Date to occur with respect to all Properties or purchase any such Properties for an amount equal to (subject to the provisions of Section 3.3 hereof) the sum referenced in Section 5.3(b) hereof and otherwise in compliance with the other terms and provisions of the Operative Agreements; and

                 (i) except for the payment of real estate taxes or the equivalency charge as referenced in Sections 1:08 and 6:05(ii) of the Land Disposition Agreement prior to the Completion Date, the Construction Agent shall (i) satisfy, or cause to be satisfied, all obligations of the Developer (as such term is defined in the Land Disposition Agreement) pursuant to each of the Land Disposition Agreement and the City of Baltimore Commitment and (ii) be fully responsible for all liabilities of the Developer pursuant to each of the Land Disposition Agreement and the City of Baltimore Commitment.

         2.6A.   SUPPLEMENTAL COVENANTS OF THE CONSTRUCTION AGENT.

         To the extent any other provisions of the Operative Agreements conflict with the provisions of Section 2.6A, the provisions of this Section 2.6A shall govern. With respect to the Properties, the Construction Agent hereby covenants and agrees that:

                 (a) The Construction Agent will cause the acquisition of the Land to be prosecuted with diligence and continuity and will complete, on or before the Completion Date, (i) the construction of Improvements in accordance with the Plans and Specifications, and (ii) the purchase and installation of all necessary components in or at the Properties, all of which shall be completed free and clear of Liens (except for Lessor Liens and Permitted Liens.)

                 (b) All building and other governmental permits necessary for particular Work have been obtained with respect to the Properties or will be obtained prior to commencing the particular Work for which they are required.

                 (c) The Plans and Specifications have been approved (or will be prior to commencing the particular Work for which approvals are required), to the extent required by applicable law or any restrictive covenant, respectively, by all local authorities and the beneficiary of any such covenant; the applicable portions of the Plans and Specifications to be approved have also been approved (or will be prior to commencing the particular Work for which approvals are required) by the Construction Agent, the Agent and the Agent's construction inspector; all construction, if any, heretofore performed on each Property has been performed within the perimeter of such Property in accordance with the Plans and Specifications and in accordance with any restrictive covenants applicable thereto; there are no material structural defects in the Improvements; and no material violation of any law exists with respect to any Property.
         The Construction Agent shall not permit any changes in the Plans and Specifications (after they have been delivered to the Agent) or any change orders in the construction contracts for any Property (after they have been delivered to the Agent) which would increase the unfunded cost thereof without the prior written consent of the Agent and any governmental authorities having jurisdiction if such consent is required.

                 (d) The Construction Agent will permit the Agent and its representatives (including but not limited to the Agent's construction inspector) to enter upon any of the Properties during normal working hours and upon reasonable advance notice to the Construction Agent, to inspect the Properties and all materials at the site, and will cooperate, and cause the contractors of the Construction Agent to cooperate, with the Agent and the Agent's construction inspector in connection with any such inspections. Upon any such entry, the entering party shall not disrupt the construction process in any material way and shall use reasonable care in conducting itself.

                 (e) Unless such was previously attached to a Requisition and delivered to the Agent, the Construction Agent will deliver to the Agent, on demand in writing, copies of any contracts, bills of sale, statements, receipted vouchers or agreements, under which the Construction Agent claims title to any materials, fixtures or articles incorporated in any of the Properties or subject to the lien of the Security Documents.

                 (f) The Construction Agent upon demand in writing by the Agent in its reasonable discretion, will commence and proceed promptly and diligently to correct any structural defect in the Properties or any departure from the Plans and Specifications not approved as herein provided. The Agent shall determine in its reasonable discretion whether the Construction Agent is acting promptly and diligently. No approval by the Financing Parties of any Advances will constitute a waiver of the Agent's right to require compliance with this covenant with respect to any such defects or departures from the Plans and Specifications.

                 (g) At the Agent's written request, the Construction Agent will (i) deliver to the Agent the names of all Persons with whom it intends to contract for the acquisition of the Properties or for the furnishing of labor or materials therefor, and a copy of each contract, subcontract and agreement relating thereto, and (ii) obtain the approval of the Agent (which approval shall not be unreasonably withheld, delayed or conditioned) prior to executing any contract or any subcontract with respect to the acquisition and/or construction of the Properties.

                 (h) During the acquisition and/or construction of the Properties, the Construction Agent will keep adequate records and books of account with respect to the Properties and will upon reasonable prior notice to the Construction Agent permit the Agent, by its agents, accountants and attorneys during normal working hours, to visit and inspect the Properties and examine such records and books of account and to discuss the affairs, finances and accounts pertaining thereto with representatives and agents of the Construction Agent at such reasonable times as may be reasonably requested by the Agent.

                 (i) The Construction Agent will comply (in all material respects) with all applicable building restrictions, zoning ordinances, building codes, environmental protection requirements and other governmental requirements applicable to the Properties.

                 (j) The Construction Agent will promptly pay or cause to be paid all of the contractors, subcontractors and materialmen performing Work in connection with the Properties the amounts justly due to them, and receive and apply the Advances solely for the purpose of paying the costs of the Completion of the Properties or as otherwise expressly permitted pursuant to the Operative Agreements.

                 No person contracting with the Construction Agent with respect to the acquisition and/or construction of the Properties shall have the right to be reimbursed by the Financing Parties under any circumstances whatsoever. The participation of the Financing Parties in the transactions contemplated hereby, shall not in any way be construed as obligating the Financing Parties to any Person for the payment of any expense incurred with respect to the acquisition and/or construction of the Properties.

                 (k) As soon as the footings and foundations (if any) of any new Improvements to be constructed as part of the Properties are in, if deemed necessary by the Agent, the Construction Agent shall cause to be delivered to the Agent a location survey prepared by a surveyor approved by the Agent showing the location of such new Improvements in relation to the boundary lines thereof and setback restrictions applicable thereto and stating that such location is in compliance with all setback and other applicable restrictions. As construction of such new Improvements progresses, and upon their completion, the Construction Agent will supply such further location surveys as the Agent may reasonably require from time to time to assure itself that such new Improvements do not extend beyond such boundary lines and setback and other restrictions.

                 (l) The Construction Agent will take such action and institute such proceedings as shall be necessary to cause and require all contractors, subcontractors, and material suppliers to complete their contracts related to the Properties diligently in accordance with the terms of such contracts, including without limitation the correcting of any defective Work.


                                  ARTICLE III

                                 THE PROPERTIES

         3.1     CONSTRUCTION.

         The Construction Agent shall cause the Improvements, the Equipment and all other components of the Properties to be developed, acquired, installed, constructed and tested in compliance with all Legal Requirements, all Insurance Requirements, all manufacturer's specifications and standards and the standards maintained by the Construction Agent for similar properties owned or operated by the Construction Agent, and all specifications and standards applicable to properties of the Lessee which are similar to the Permitted Facilities, unless non-compliance, individually or in the aggregate, shall not have and could not be reasonably expected to have a Material Adverse Effect.

         3.2     AMENDMENTS; MODIFICATIONS.

                 (a) The Construction Agent may at any time revise, amend or modify (i) the Plans and Specifications without the consent of the Lessor; provided, that any such amendment to the Plans and Specifications does not (x) result in the Completion Date of the Improvements occurring on or after the Construction Period Termination Date or (y) result in the cost of all Improvements exceeding the amount specified in the Construction Budget, as amended from time to time, or an amount equal to the sum of the then Available Commitments plus the then Available Holder Commitments (reduced by the amount, if any, necessary to pay for the cost of construction and development of Improvements on other Properties which are currently under construction but have not yet been completed (such amount the "Unfunded Amount")), and (ii) the Construction Budget and enter into any related amendments, modifications or supplements without the consent of the Lessor; provided, that such revisions, amendments or modifications to the Plans and Specifications or related amendments, modifications or supplements to the Construction Budget do not result in any increase in total Property Costs greater than the amount specified in the Construction Budget, as amended from time to time, or the then Available Commitments and Available Holder Commitment (reduced by the Unfunded Amount).

                 (b) The Construction Agent agrees that it will not implement any revision, amendment or modification to the Plans and Specifications for any Property if the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to the Plans and Specifications for any Property, would cause a material reduction in value in excess of the cost reduction of such revision, amendment or modification of the Property when completed, unless such revision, amendment or modification is required by Legal Requirements.

         3.3     LIMITED OBLIGATION EVENT.

         If at any time prior to the Completion Date with respect to any Construction Period Property there occurs a Limited Obligation Event, then the Construction Agent shall elect one of the options set forth in the following Sections 3.3(a) and 3.3(b): (a) the Construction Agent shall pay to the Lessor, on a date designated by the Lessor, an aggregate amount equal to (i) the Termination Value of such Construction Period Property plus (ii) any and all fees and expenses incurred by or on behalf of the Lessor or the Agent in connection with such Construction Period Property (including without limitation the transfer thereof) and on such date Lessor shall transfer and convey to the Construction Agent all right, title and interest of Lessor in and to such Construction Period Property or (b) the Construction Agent shall pay to the Lessor, on a date designated by the Lessor, an aggregate amount equal to the Maximum Residual Guarantee Amount (calculated for these purposes as an amount equal to the product of the aggregate

Property Cost for such Construction Period Property times eighty-nine percent (89%)) and thereafter the Construction Agent (within one hundred twenty days
(120) of the occurrence of the Limited Obligation Event) shall cause such Construction Period Property to be transferred to a Person other than the Construction Agent or any Affiliate of the Construction Agent (or, to the extent the Limited Obligation Event is a Condemnation, then the Construction Agent shall coordinate, at the request of the Lessor, such proceedings with the applicable Governmental Authority). Any and all proceeds from such Construction Period Property after the occurrence of a Limited Obligation Event (including without limitation insurance proceeds and condemnation proceeds) shall be payable to the Lessor until such time as there shall have been paid in full the aggregate Termination Value for such Construction Period Property and any and all fees and expenses incurred by or on behalf of the Lessor or the Agent in connection with such Construction Period Property (including without limitation the transfer thereof). Excess proceeds shall be payable to the Construction Agent for its individual account. To the extent proceeds from such Construction Period Property are insufficient to pay fully the fees and expenses referenced in the prior sentence, the Construction Agent shall pay the shortfall; provided, the aggregate sum of such fees and expenses plus the Maximum Residual Guarantee Amount referenced above shall not exceed eighty-nine and nine tenths percent (89.9%) of the aggregate Property Cost for such Construction Period Property. In connection with any transfer referenced above of such Construction Period Property by the Lessor, the Lessor shall convey such Construction Period Property "AS-IS, WHERE-IS" and in its then present physical condition to the applicable Person free and clear of Lessor Liens. If a Casualty, Condemnation or Force Majeure Event occurs which does not constitute a Limited Obligation Event, the Construction Agent shall promptly and diligently complete the development, acquisition, refinancing, installation, construction and testing of such Construction Period Property in accordance with the Plans and Specifications and with the terms hereof and cause the Completion Date with respect to such Construction Period Property to occur on or prior to the Construction Period Termination Date.

         3.4 FAILURE TO COMPLETE CONSTRUCTION PERIOD PROPERTIES AND PURCHASE OBLIGATION - ENVIRONMENTAL VIOLATIONS AND ABANDONMENT.

         If at any time prior to the Completion Date with respect to any Construction Period Property (a) there shall occur any Environmental Violation which the Lessor deems material in its reasonable discretion or (b) the Construction Agent shall abandon or permanently discontinue the construction and development of such Construction Period Property (which abandonment or permanent discontinuance shall be deemed to have occurred if no work at such Construction Period Property site is undertaken or completed during a continuous period of sixty (60) days or more for reasons other than a Limited Obligation Event, then the Construction Agent shall pay to Lessor, on a date designated by the Lessor, an aggregate amount equal to the liquidated damages amount referenced in Section 5.3(b) of this Agreement regarding such Construction Period Property and on such date Lessor shall transfer and convey to the Construction Agent all right, title and interest of Lessor in and to such Construction Period Property. At the cost and expense of the Construction Agent, the Lessor shall convey such Construction Period Property "AS-IS, WHERE-IS" and in its then present physical condition to the Construction Agent or its designee free and clear of Lessor Liens. If the Construction Agent is not required to pay such liquidated damages, it shall promptly and diligently complete the development, acquisition, refinancing, installation, construction and testing of such Construction Period Property in accordance with the Plans and Specifications and with the terms hereof and cause the Completion Date with respect to such Construction Period Property to occur on or prior to the Construction Period Termination Date. Any determination that an Environmental Violation is immaterial for purposes of this Agreement shall not limit the obligations of Lessee respecting such Environmental Violation under the Lease.

                                   ARTICLE IV

                                PAYMENT OF FUNDS

         4.1     RIGHT TO RECEIVE CONSTRUCTION COST.

                 (a) In connection with the development, acquisition, installation, construction and testing of any Property and during the course of the construction of the Improvements on any Property, the Construction Agent may request that the Lessor advance funds for the payment of Property Acquisition Costs or other Property Costs, and the Lessor will comply with such request to the extent provided for under the Participation Agreement. The Construction Agent and the Lessor acknowledge and agree that the Construction Agent's right to request such funds and the Lessor's obligation to advance such funds for the payment of Property Acquisition Costs or other Property Costs is subject in all respects to the terms and conditions of the Participation Agreement and each of the other Operative Agreements. Without limiting the generality of the foregoing it is specifically understood and agreed that in no event shall the aggregate amounts advanced by the Lenders and the Holders for Property Acquisition Costs or other Property Costs and any other amounts due and owing hereunder or under any of the other Operative Agreements exceed the sum of the aggregate Commitment of the Lenders plus the aggregate amount of the Holder Commitments, including without limitation such amounts owing for (i) development, acquisition, installation, design, construction and testing of the Properties, (ii) additional amounts which accrue or become due and owing under the Credit Agreement or Trust Agreement as obligations of the Lessor prior to any Completion Date or (iii) any other purpose specified in the Operative Agreements.

                 (b) The proceeds of any funds made available to the Lessor to pay Property Acquisition Costs or other Property Costs shall be made available to the Construction Agent in accordance with the Requisition relating thereto and the terms of the Participation Agreement. The Construction Agent will use such proceeds only to pay the Property Acquisition Costs or other Property Costs set forth in the Requisition relating to such funds.

                                   ARTICLE V

                               EVENTS OF DEFAULT

         5.1     EVENTS OF DEFAULT.

         If any one (1) or more of the following events (each an "Agency Agreement Event of Default") shall occur:

                 (a) the Construction Agent fails to apply any funds paid by the Lessor to the Construction Agent in a manner consistent with the requirements of the Operative Agreements and as specified in the applicable Requisition for the development, acquisition, installation, construction and testing of the Properties and related Improvements and Equipment or otherwise respecting the Properties to the payment of Property Acquisition Costs or other Property Costs;

                 (b) except as otherwise provided in Sections 3.3, 5.1(a), 5.1(c), 5.1(d), 5.1(e) or 5.1(f), the Completion Date with respect to any Property shall fail to occur for any reason on or prior to the Construction Period Termination Date;

                 (c) except as otherwise provided in Sections 5.1(a), 5.1(b), 5.1(d), 5.1(e) or 5.1(f), the Construction Agent shall materially breach any of its representations or warranties under this Agreement or shall fail to observe or perform any term, covenant or condition of this Agreement other than as set forth in paragraphs (a),
         (b), (d), (e) or (f) of this Section 5.1 and such failure to observe or perform any such term, covenant or condition shall continue for more than fifteen (15) days after notice thereof to the Construction Agent; provided, if any such failure to observe or perform any such term, covenant or condition is not capable of remedy with such fifteen
         (15) day period but may be remedied with further diligence and if the Construction Agent has and continues to pursue such remedy, then the Construction Agent shall be granted additional time to pursue such remedy but in no event more than an additional thirty (30) days;

                 (d)      any Lease Event of Default;

                 (e) the Construction Agent shall abandon or permanently discontinue the construction and development of any Construction Period Property, which abandonment or permanent discontinuance shall be deemed to have occurred if no Work at such Construction Period Property site is undertaken or completed during a continuous period of sixty (60) days or more for reasons other than a Limited Obligation Event and prior to such abandonment or permanent discontinuance, the Lenders and the Holders shall have consistently made the Advances requested from time to time to the Construction Agent; and

                 (f) in connection with any Property, this Agreement and the obligations of the Construction Agent regarding such Property or pursuant to this Agreement, the

         Construction Agent (through any act or omission) shall have been grossly negligent or engaged in any act or omission constituting willful misconduct or fraud.

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Agreement, terminate this Agreement by giving the Construction Agent written notice of such termination and upon the expiration of the time fixed in such notice and the payment of all amounts owing by the Construction Agent hereunder (including without limitation any amounts specified under Section 5.3 hereof), this Agreement shall terminate. The Construction Agent shall pay all costs and expenses incurred by or on behalf of the Lessor, including without limitation reasonable fees and expenses of counsel, as a result of any Agency Agreement Event of Default hereunder.

         5.2     DAMAGES.

         The termination of this Agreement pursuant to Section 5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder, all of which shall survive any such termination.

         5.3     REMEDIES; REMEDIES CUMULATIVE.

                 (a)      (intentionally omitted)

                 (b) Upon the occurrence of an Agency Agreement Event of Default, the Lessor shall have (in addition to its rights otherwise described in this Agreement or existing at law, equity or otherwise) the option (and shall be deemed automatically, and without any further action, to have exercised such option upon the occurrence of any Lease Event of Default arising under Sections 17.1(g), (h), (i) or (j) of the Lease) to transfer and convey to the Construction Agent upon a date designated by the Lessor all right, title and interest of the Lessor in and to any Property or Properties (including without limitation any Land and/or any Improvements, any interest in any Improvements, any Equipment and any Property then under construction) for which the Rent Commencement Date has not yet occurred (a "Construction Period Property"). On any transfer and conveyance date specified by the Lessor pursuant to this Section 5.3(b), (i) the Lessor shall transfer and convey (at the cost of the Construction Agent) all right, title and interest of the Lessor in and to any or all such Construction Period Properties free and clear of the Lien of the Lease and all Lessor Liens, (ii) the Construction Agent hereby covenants and agrees that it will accept such transfer and conveyance of right, title and interest in and to the respective Construction Period Property or Construction Period Properties and (iii) the Construction Agent hereby promises to pay to the Lessor, as liquidated damages (it being agreed that it would be impossible accurately to determine actual damages), an aggregate amount equal to the Termination Value of any or all such Construction Period Properties. The Construction Agent specifically acknowledges and agrees that its obligations under this Section 5.3(b), including without limitation its obligations to accept the transfer and conveyance of Construction Period Properties and its payment obligations described in subparagraph (iii) of this Section 5.3(b), shall be absolute and unconditional under any and all circumstances and shall be performed and/or paid, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever. The foregoing provisions of this Section 5.3(b) are not intended to, and shall not, limit or impair the rights of the Lessee pursuant to Section 3.3.

                 (c) The Construction Agent shall have the right to cure an Agency Agreement Event of Default hereunder with respect to any given Property by purchasing or causing the Lessee to purchase such Property from the Lessor (to the extent such Agency Agreement Event of Default is no longer continuing with respect to any other Property remaining subject to this Agreement after such purchase) for an amount equal to the liquidated damages amount set forth in Section 5.3(b) of this Agreement. Any such purchase shall be deemed a full cure of all Agency Agreement Events of Default; provided, the foregoing shall not affect the obligations of the Indemnity Provider (in its capacity as the Indemnity Provider) pursuant to the Operative Agreements or the rights or the ability of any Indemnified Person respecting the indemnification provisions of the Operative Agreements.

                 (d) No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         5.4     LIMITATION ON RECOURSE.

         Notwithstanding anything contained herein or in any other Operative Agreement to the contrary (except for and subject to the last sentence of this Section 5.4), upon the occurrence and during the continuance of an Agency Agreement Event of Default described in clause (b) or clause (c) of Section 5.1, so long as the Construction Agent relinquishes its interest in the Properties and conveys its right, title or interest therein and possession thereof to the Lessor or its designee free and clear of all Liens (other than Lessor Liens, Liens for Taxes that are not yet due and Liens in favor of municipalities to the extent agreed to by the Lessor), accompanied by an affidavit (in form and substance reasonably satisfactory to the Lessee and the Construction Agent) to the Lessor and the Lessor's title insurer to such effect and appropriate statements of termination and such other documents as the Lessor shall reasonably request (each in form and substance reasonably satisfactory to the Lessor and the Construction Agent), the Lessor's maximum recovery on a recourse basis against the Construction Agent shall be limited to 89.9% of the aggregate Property Cost for such Properties (including without limitation capitalized interest and yield thereon to the date of payment thereof). The Construction Agent nonetheless acknowledges and agrees that the Lessor shall be entitled to recover 100% of the amounts owed to the Lessor in accordance with the Operative Agreements from its interest in the Property so relinquished. Notwithstanding anything contained herein or in any other Operative Agreement to the contrary, the Construction Agent and the Lessor hereby agree that the above-referenced limitations on the liability of the Construction Agent shall be limited to claims arising expressly under a breach of contract theory and that the Lessor has not waived, and hereby expressly reserves, its right to bring any cause of action, suit or claim in law or in equity to the extent such is raised under a theory other than breach of contract.


                                   ARTICLE VI

                              THE LESSOR'S RIGHTS

         6.1     EXERCISE OF THE LESSOR'S RIGHTS.

         Subject to the Excepted Payments, the Construction Agent and the Lessor hereby acknowledge and agree that, subject to and in accordance with the terms of the Security Agreement made by the Lessor in favor of the Agent, the rights and powers of the Lessor under this Agreement have been assigned to the Agent.

         6.2     THE LESSOR'S RIGHT TO CURE THE CONSTRUCTION AGENT'S DEFAULTS.

         The Lessor, without waiving or releasing any obligation or Agency Agreement Event of Default, may (but shall be under no obligation to) remedy any Agency Agreement Event of Default for the account of and at the sole cost and expense of the Construction Agent. All out-of-pocket costs and expenses so incurred (including without limitation reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.

                                  ARTICLE VII

                                 MISCELLANEOUS

         7.1     NOTICES.

         All notices required or permitted to be given under this Agreement shall be in writing and delivered as provided in Section 12.2 of the Participation Agreement.

         7.2     SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective successors and the assigns of the Lessor. The Construction Agent may not assign this Agreement or any of its rights or obligations hereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and the Lessor (which consent shall not be unreasonably withheld, conditioned or delayed).

         7.3     GOVERNING LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         7.4     SUBMISSION TO JURISDICTION; VENUE; WAIVERS; ARBITRATION

         THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION, VENUE AND ARBITRATION ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

         7.5     AMENDMENTS AND WAIVERS.

         This Agreement may not be terminated, amended, supplemented, waived or modified except in accordance with the provisions of Section 12.4 of the Participation Agreement.

         7.6     COUNTERPARTS.

         This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one
(1) and the same instrument.

         7.7     SEVERABILITY.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.8     HEADINGS AND TABLE OF CONTENTS.

         The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         7.9     WAIVER OF JURY TRIAL.

         TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, THE LESSOR AND THE CONSTRUCTION AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY COUNTERCLAIM THEREUNDER.





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                                       17

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                  GUILFORD PHARMACEUTICALS INC., as the Construction
                  Agent


                  By: /s/ Andrew R. Jordan
                      ---------------------------------------
                  Name:    Andrew R. Jordan
                        ---------------------------------------------
                  Title:   Senior Vice President & Chief Financial Officer
                         -------------------------------------------------



                  FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as Owner Trustee under the Guilford Real Estate Trust 1998-1, as the Lessor


                  By: /s/Brett R. King
                      -----------------------------------------------
                  Name:    Brett R. King
                        ---------------------------------------------
                  Title:   Assistant Vice President
                         ------------------------------------